UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2008

Gold Rock Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52758

 (Commission File Number)

N/A

 (I.R.S. Employer Identification No.)

73578-1014 Robson Street, Vancouver,
BC, Canada V6E 4L9

(Address of Principal Executive Offices)     (Zip Code)

604-632-9638

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Gold Rock Resources Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

1.

ITEM 8.01 Other Events.

The Registrant disclosed that it has consummated a mandatory forward stock split of the common stock of the Corporation on the basis of exchanging one (1) existing share of common stock for then (10) shares of post forward split common stock, the forward split, with any fractional shares that would result from this action being rounded up to the next whole share. In connection with this change, NASDAQ awarded the Registrant with a new trading symbol of "GRKR", effective July 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD ROCK RESOURCES INC.	Date: July 10, 2008
/s/ Jean Jin	/s/ Sam Wang
Name: Jean Jin	Name: Sam Wang
Title: Director	Title: Director

 2.